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                                                                    Exhibit 99.1

                                 NOVADIGM, INC.
                           One International Boulevard
                            Mahwah, New Jersey 07495

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                  June 7, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Novadigm, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the March 31, 2002 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation and availability of personnel at foreign affiliates of Andersen to conduct the relevant portion of the audit.

                                                Very truly yours,

                                                Novadigm, Inc.

                                                /s/ Wallace D. Ruiz

                                                Wallace D. Ruiz
                                                Chief Financial Officer